UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 23, 2007

VECTOR INTERSECT SECURITY ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52247	20-3200738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Challenger Road, Ridgefield Park, NJ	07660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 708-9801

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant’s Certifying Accountant.

On July 23, 2007, the Board of Directors of Vector Intersect Security Acquisition Corp. (the “Company”) dismissed Goldstein Golub Kessler LLP (“Goldstein”) as the Company’s principal accountants.

During the Company’s two fiscal years ended December 31, 2006 and the subsequent interim period ended July 23, 2007, there were no disagreements with Goldstein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of Goldstein on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2005 and December 31, 2006 and as of and for the interim period ended May 1, 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

There were no “reportable events”, as that term is described in Item 304(a)(1)(v) of Regulation S-K, for the two years ended December 31, 2006 and the subsequent interim period ended July 23, 2007.

Attached as Exhibit 16.1 is a copy of Goldstein’s letter addressed to the SEC relating to the statements made by the Company in this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from Goldstein Golub Kessler LLP to the SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 27, 2007

VECTOR INTERSECT SECURITY ACQUISITION CORP.

By:

/s/ Yaron Eitan
    Yaron Eitan
    Chief Executive Officer

Exhibit Index

Exhibit No.	Description
16.1	Letter from Goldstein Golub Kessler LLP to the SEC